October 28, 1996


Wilshire Target Funds, Inc.
c/o First Data Investor Services Group, Inc.
One Exchange Place
Boston, Massachusetts  02109

	Re:  Wilshire Target Funds, Inc. --
			Large Company Growth Portfolio
			Large Company Value Portfolio
			Small Company Growth Portfolio
			Small Company Value Portfolio

Ladies and Gentlemen:

	We are furnishing this opinion in connection with the issuance during the fiscal year ended August 31, 1996 of 6,629,934 shares of Common Stock, par value $.001 per share (the "Shares") of Wilshire Target Funds, Inc., a Maryland corporation (the "Fund") pursuant to the provisions of Rule 24f-2 (the "Rule") under the Investment Company Act of 1940, as amended.

	We have acted as counsel for the Fund and are familiar with your Articles of Incorporation and By-laws. We have examined (i) a copy of the notice (the "Notice") to be filed pursuant to the Rule by you with the Securities and Exchange Commission relating to your registration of an indefinite number of shares of the Fund pursuant to the Securities Act of 1933, as amended, and making definite registration of the Shares pursuant to the Rule, and (ii) a certificate of the Assistant Secretary of the Fund stating that all of the Shares had been recorded as issued and that the appropriate consideration therefor in accordance with the provisions of your prospectuses and statements of additional information and the pertinent Board of Directors actions had been received at August 31, 1996.

	We assume that appropriate action has been taken to register or qualify the sale of the Shares under any applicable state and federal laws regulating offerings and sales of securities, and that the Notice will be timely filed with the Securities and Exchange Commission.



	For purposes of rendering the opinions expressed herein we have relied as to all matters of Maryland law set forth herein upon the opinion of Venable, Baetjer and Howard, LLP of Baltimore, Maryland, a copy of which is attached hereto.

	Based on the foregoing, we are of the opinion that:

	1.	The Fund is a corporation duly organized,
validly existing and in good standing under the laws of the State of Maryland; and

	2.	The Shares covered by the Notice were, when
issued, validly and legally issued and fully paid and nonassessable under the laws of the State of Maryland.

	We consent to this opinion accompanying the Notice.

							Very truly yours,


							/s/ Ropes & Gray
							Ropes & Gray




October 22, 1996


Ropes & Gray
One International Place
Boston, MA 02100-2624

Re:	Wilshire Target Funds, Inc. - Rule 24f-2 Notice

Ladies and Gentlemen:

We understand that Wilshire Target Funds, Inc., a Maryland corporation (the "Corporation"), is about to file a Notice
(the "Notice") with the Securities and Exchange Commission
(the "Commission") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, making definite the registration of shares of each portfolio and class thereof, par value $.001 per share, of the Corporation's
Common Stock sold pursuant to Rule 24f-2 during the Corporation's fiscal year ended August 31, 1996 (the
"Shares").

We have acted as special Maryland counsel for the Corporation in connection with the Notice and are familiar with its Charter and Bylaws. We have examined the Notice and the Prospectuses and Statements of Additional Information included in the Corporation's Registration Statement on Form N1-A, as amended (collectively, the "Prospectus"). We have also examined and relied upon such corporate records of the Corporation and other documents and certificates as to factual matters as we deem necessary for the purpose of this opinion, including a certificate of the Assistant Secretary of the Corporation to the effect that the Corporation received the requisite payment for the Shares, that the Shares were issued in accordance with the terms described in the Prospectus and the pertinent resolutions of the Board of Directors of the Corporation, and that the number of Shares of each class of each portfolio outstanding during the Corporation's fiscal year ended August 31, 1996 did not exceed at any time the number of shares of the particular class of the portfolio then authorized in the Corporation's Charter.

We have also assumed, without independent verification, the genuineness of signatures on, and the authenticity of all documents furnished to us, and the conformity of copies to the originals.


Ropes & Gray
October 22, 1996
Page 2


Based upon the foregoing, we are of the opinion that:

1.	The Corporation is a corporation duly organized,
validly existing and in good standing under the laws of the State of Maryland; and

2.	The Shares of the Corporation covered by the Notice
were, when issued, validly and legally issued and fully paid and nonassessable under the laws of the State of Maryland.

This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

You may rely on this opinion in rendering your opinion to the Corporation that is to be filed with the Commission as part of the Notice and we consent to the filing of this opinion with the Commission as an exhibit to your opinion. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

VENABLE, BAETJER AND HOWARD, LLP
Venable, Baetjer and Howard, LLP